CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated September 10, 2004, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-25364 and 811-01415) of AllianceBernstein Global Small Cap Fund, Inc.






                                    ERNST & YOUNG LLP


New York, New York
October 28, 2004